UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2005

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2005 the Compensation Committee (the “Committee”) of LoJack Corporation (the “Company”) adopted the 2005 Senior Management Bonus Plan (the “Plan”). Bonuses under the Plan will be based on meeting or exceeding certain individual goals and targets and Company revenue and profit targets in 2005. The Plan applies to all of the company’s senior management officers.

Additionally, in light of Ronald J. Rossi’s January 31, 2005 retirement from the position of Chief Executive Officer of the Company, the Company and Mr. Rossi have agreed to amend Mr. Rossi’s employment agreement, effective January 31, 2005. Among other things, the amendment reduces Mr. Rossi’s base salary from $350,000 per year to $125,000 per year. The amended agreement terminates on the earlier of May 31, 2006 or the date of the 2006 annual meeting of shareholders of the Company.

The Company also entered into a change of control agreement with Keith Maffiore, Vice President and Corporate Controller of the Company, on February 14, 2005. The agreement is in substantially the same form as the existing double trigger change of control agreements between the Company and other Vice Presidents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Keith E. Farris
Keith E. Farris Vice President of Finance and Chief Financial Officer

Date: February 17, 2005